SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                     -------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                     -------

                               INTEGON CORPORATION
             (Exact name of registrant as specified in its charter)
         DELAWARE                                           13-3559471
    (State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                          Identification Number)

           500 WEST FIFTH STREET, WINSTON-SALEM, NORTH CAROLINA 27152
                                 (910) 770-2000
                        (Address, including zip code and
                    telephone number, including area code, of
                    Registrant's principal executive offices)

                              ---------------------
                                  JOHN B. YORKE
                  Vice President and Corporate General Counsel
                               Integon Corporation
                              500 West Fifth Street
                       Winston-Salem, North Carolina 27152
                                 (910) 770-2000
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                             ----------------------


                                   COPIES TO:

                             STEPHEN M. LYNCH, ESQ.
                        ROBINSON, BRADSHAW & HINSON, P.A.
                       101 North Tryon Street, Suite 1900
                      Charlotte, North Carolina 28246-1900
                                 (704) 377-2536

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ----------------------


                         CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM    PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF             AMOUNT TO          OFFERING PRICE         AGGREGATE          AMOUNT OF
        SECURITIES BEING REGISTERED        BE REGISTERED           PER UNIT*        OFFERING PRICE*   REGISTRATION FEE

Common Stock, par value $.01 per           50,000 shares            $13.50             $675,000             $205
share . . . . . . . . . . . . . . . .
=====================================  ==================     ==================  =================== ====================


* Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low price for shares of Common Stock of the Registrant reported on the New York Stock Exchange composite tape on June 9, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                               INTEGON CORPORATION

                              CROSS-REFERENCE SHEET
             BETWEEN ITEMS IN PART I OF FORM S-3 AND THE PROSPECTUS



FORM S-3 ITEM NUMBER AND CAPTION                                     LOCATION OR CAPTION IN PROSPECTUS


1.   Forepart of the Registration Statement and Outside Front
     Cover Page of Prospectus....................................    Facing Page; Cross-Reference Sheet; Outside Front Cover Page
2.   Inside Front and Outside Back Cover Pages of Prospectus.....    Inside Front and Outside Back Cover Pages
3.   Summary Information, Risk Factors and Ratio of Earnings to
     Fixed Charges...............................................    Inside Front Cover Page

4.   Use of Proceeds.............................................    Use of Proceeds
5.   Determination of Offering Price.............................    Not Applicable
6.   Dilution....................................................    Not Applicable
7.   Selling Security Holders....................................    Not Applicable
8.   Plan of Distribution........................................    Outside Front Cover Page
9.   Description of Securities to be Registered..................    Not Applicable
10.  Interests of Named Experts and Counsel......................    Not Applicable
11.  Material Changes............................................    Not Applicable
12.  Incorporation of Certain Information by Reference...........    Documents Incorporated by Reference
13.  Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities..................................    Not Applicable


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE ___, 1997





                            PROSPECTUS 50,000 SHARES


                               INTEGON CORPORATION

                                  COMMON STOCK

        This prospectus relates to up to 50,000 shares of Common Stock, $.01 par value ("Common Stock"), of Integon Corporation (the "Corporation"), which may be offered and sold to permitted transferees (the "Option Transferees") of certain participants (the "Participants") in the Corporation's 1992 Stock Option Plan (the "Plan"), pursuant to nonqualified stock options ("Options") granted to such Participants under the Plan, some or all of which may be transferred by Participants to Option Transferees in accordance with the Plan and the grant documents specifying the terms and conditions of such Options. This Prospectus also relates to the offer and sale of Common Stock pursuant to such Options to the beneficiaries of such Option Transferees, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such persons.

                            ------------------------

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

            THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.

                            ------------------------


                  The date of this Prospectus is June ___, 1997

                              AVAILABLE INFORMATION

        The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http:\\www.sec.gov). Such reports, proxy statements, and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange the Common Stock and certain of the Corporation's other securities are listed.


                       DOCUMENTS INCORPORATED BY REFERENCE

        The following documents heretofore filed by the Corporation with the Commission are incorporated herein by reference:

        1.  Annual Report on Form 10-K for the year ended December 31, 1996.

        2.  Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

        3. The description of the Common Stock contained in the Corporation's Registration Statement on Form 8-A dated January 31, 1992, as amended by Amendment No. 1 thereto on Form 8, dated February 6, 1992, and as further amended by Amendment No. 2 thereto on Form 8, dated February 10, 1993, and including any other amendment or report filed for the purpose of updating such description of the Common Stock.

        In addition, all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

        The Corporation will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents. Requests should be made to Integon Corporation, Investor Relations Department, 500 West Fifth Street, Winston-Salem, North Carolina 27152 (Telephone (910) 770-2000).

        FOR NORTH CAROLINA PURCHASERS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.
                                       -2-

         THE CORPORATION IS A HOLDING COMPANY WHICH OWNS ALL OF THE OUTSTANDING SHARES OF CAPITAL STOCK OF CERTAIN INSURANCE COMPANY SUBSIDIARIES DOMICILED IN NORTH CAROLINA. INSURANCE LAWS AND REGULATIONS OF NORTH CAROLINA PROVIDE THAT NO PERSON MAY ACQUIRE CONTROL OF THE CORPORATION, AND THUS INDIRECT CONTROL OF ITS INSURANCE SUBSIDIARIES, UNLESS SUCH PERSON HAS OBTAINED THE PRIOR APPROVAL OF THE NORTH CAROLINA INSURANCE COMMISSIONER. ANY PURCHASER OF 10% OR MORE (OR HOLDER OF REVOCABLE PROXIES REPRESENTING 10% OR MORE) OF THE VOTING STOCK OF THE CORPORATION IS PRESUMED TO HAVE ACQUIRED CONTROL OF THE CORPORATION AND IS REQUIRED TO OBTAIN THE APPROVAL OF THE NORTH CAROLINA INSURANCE COMMISSIONER. SUCH PRESUMPTION MAY BE REBUTTED BY A SHOWING MADE IN THE MANNER PROVIDED BY STATUTE THAT CONTROL DOES NOT EXIST IN FACT. THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION PROVIDES THAT NO STOCKHOLDER OF THE CORPORATION MAY CAST VOTES WITH RESPECT TO 10% OR MORE OF THE VOTING STOCK (INCLUDING THROUGH REVOCABLE PROXIES) OF THE CORPORATION UNLESS SUCH STOCKHOLDER'S ACQUISITION OF CONTROL HAS BEEN PREVIOUSLY APPROVED BY THE NORTH CAROLINA INSURANCE COMMISSIONER.

                                 THE CORPORATION

        Integon Corporation, the issuer of the Common Stock offered hereby, was incorporated in the State of Delaware in 1989. The Corporation's principal executive office is located at 500 West Fifth Street, Winston-Salem, North Carolina 27152, and its telephone number is (910) 770-2000.

        The Corporation, through its wholly-owned property and casualty insurance subsidiaries, specializes in the underwriting and marketing of nonstandard automobile insurance products to individuals. The Corporation, headquartered in Winston-Salem, North Carolina, markets its products through approximately 13,000 independent agencies located primarily in the Southeast and Northeast United States.


                     DESCRIPTION OF THE PLAN AND THE OPTIONS

THE PLAN

        A copy of the Plan is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary of certain provisions of the Plan does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Plan, including the definitions therein of certain terms.

        The Corporation's Board of Directors adopted the Plan in February 1992. Certain officers and other employees (including directors who are also officers or employees) of the Corporation may participate in the Plan. Approximately fifty officers and other employees are currently participating in the Plan.

        The purposes of the Plan are to provide an incentive for the participants to join and/or remain in the employment or service of the Corporation, to maintain and enhance the long-term performance and profitability of the Corporation and to enable participants to acquire a financial interest in the success of the Corporation. The Options were granted, and in the future will be granted, under the Plan in consideration of the services rendered by eligible employees. A total of 1,430,000 shares of the Corporation's Common Stock may be issued under the Plan. As of May 31, 1997, 32,700 shares had been issued under the Option Plan and Options for 1,236,120 shares were outstanding. The total number of shares is subject to adjustment in the event of certain changes in the outstanding Common Stock of the Corporation such as a stock dividend. Shares issued pursuant to the Plan may be either authorized but unissued shares or treasury shares. The Plan is administered by the Compensation and Personnel Committee of the Corporation's Board of Directors (the "Committee"). The Committee determines to whom Options will be granted and the times at which grants will be made, as well as the terms of each Option.

        The exercise price of the shares of Common Stock covered by each Option may not be less than the fair market value of the Common Stock on the date of the grant. Unless otherwise determined by the Committee, the Options become exercisable in 20% increments on each anniversary date from the date of grant, until they become fully exercisable after the fifth anniversary from the date granted. Subject to the terms of the applicable Option agreement, all Options, including Options which otherwise would have been exercisable because of the passage of time, will cease to be exercisable upon termination of an Option holder's employment for "cause" (as defined in the Plan) and may, at the discretion of the Committee, cease to be exercisable in the event of the Option holder's bankruptcy. Under certain circumstances, such as the reorganization or change in control of the Corporation (as defined therein), the Committee may accelerate the exercisability of all or a portion of the outstanding Options. Options may not be exercised after the tenth anniversary of the date of the grant.

        The amount of an initial award of Options that may be granted to any one participant under the Plan is limited to a maximum of 200,000 shares of stock and the amount of an annual award of Options that may be granted to any one participant under the Plan is limited to a maximum of 50,000 shares of stock. These limits, along with other features of the Plan, are designed to minimize the risk that the compensation expense attributable to Options granted under the Plan will be subject to the $1,000,000 executive compensation deduction limit imposed by Section 162(m) of the Internal Revenue Code of 1986 (the "Code").

        The Board of Directors amended the Plan effective January 22, 1997 to provide that Options granted under the Plan may be transferable to the extent provided by the Committee. The scope of and limitations on the transferability of the Options must be set forth in the written agreement with the Participant evidencing the grant of Options (the "Option Agreement"). In the absence of any express provision in a Participant's Option Agreement, the Participant's Options may not be transferred other than by will or the laws of descent and distribution. It is currently contemplated that the only permitted transfers of Options issued under the Plan (other than by will or the laws of descent and distribution) will be transfers by gift to members of the Participant's immediate family or to trusts for such persons.

         The Plan is not intended to be qualified under Section 401(a) of the Code, and the Options issued thereunder are not intended to qualify for special tax treatment under Section 422 of the Code. See "Federal Income Tax Consequences."


                         FEDERAL INCOME TAX CONSEQUENCES

        None of the Options issuable under the Plan qualifies for special tax treatment under Section 422 of the Code.

        Prior to making a transfer of a Nonqualified Stock Option ("NSO"), a Participant should consult with his or her personal tax advisors concerning the possible Federal and state gift, estate, inheritance, and generation skipping tax consequences of such a transfer, as well as state and local income tax consequences which are not addressed herein. The discussion of federal income tax consequences for the Participant and the Option Transferee set forth below assumes that the transfer of an NSO during a Participant's lifetime is made by way of gift and no consideration is received therefor.

INCOME TAX CONSEQUENCES FOR PARTICIPANT TRANSFERORS

        In general, a Participant who transfers an NSO by way of gift to an immediate family member will not recognize income at the time of the transfer. Instead, the Participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares purchased (which will not necessarily be equal to the price at which such shares are sold, even if sold on the same day as exercise) over the exercise price at the time the Option Transferee exercises the NSO (special rules may apply to Participants subject to potential liability under Section 16(b) of the Exchange Act, which may defer the recognition of compensation income). Moreover, such income will be subject to payment and withholding of income and FICA taxes. Participants may satisfy the withholding obligation by writing a check to the Corporation or by another method, such as share withholding, if permitted by the Corporation. Subject to certain limitations, the Corporation will generally be entitled to claim a Federal income tax deduction at such time and in the same amount that the Participant realizes ordinary income. In the event the Option Transferee exercises the NSO after the death of the Participant, any such ordinary income will be recognized by the Option Transferee.

INCOME TAX CONSEQUENCES FOR OPTION TRANSFEREE

         An Option Transferee generally will not recognize income at the time of the transfer of the NSO since a gift is specifically excluded from gross income. As described in the preceding paragraph, the Participant and not the Option Transferee will recognize ordinary compensation income at the time the Option Transferee exercises the NSO if the Participant is alive at the date the NSO is exercised. In the event that the Option Transferee exercises the NSO after the death of the Participant, any such ordinary income will be recognized by the Option Transferee. Such income will not be subject to withholding of income tax but will be subject to withholding of FICA tax unless such income is recognized after the calendar year of the Participant's death. An Option Transferee who chooses to exercise an NSO in whole or in part by delivery, if permitted by the Corporation, of other Common Stock already owned by the Option Transferee should consult with tax counsel concerning the tax consequences of such a transaction.

INCOME TAX CONSEQUENCES ON SUBSEQUENT SALE OF STOCK

        If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the sales price and the Option Transferee's tax basis for the shares will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the taxpayer) depending upon whether the stock has been held for more than one year after the exercise date. If the NSO is exercised by the Option Transferee for cash while the Participant is alive, the tax basis for the shares in the hands of the Option Transferee would be the exercise price for the NSO plus the amount of the income recognized by the Participant transferor at the time of exercise. If the NSO is exercised for cash by the Option Transferee after the Participant's death, the tax basis for the Shares would be the exercise price for the NSO plus the amount of income recognized upon exercise by the Option Transferee. Different basis rules will apply if the Option Transferee delivered Common Stock in payment of all or a portion of the exercise price of the NSO.


                               RESALE RESTRICTIONS

        Under the Securities Act of 1933, any Participant under the Plans or any Option Transferee who is an "affiliate" of the Corporation (generally presumed to include directors, executive officers and beneficial owners of 10% of the Corporation's Common Stock) may not resell shares of Common Stock unless such sale is registered or made pursuant to the provisions of Rule 144. The resale of shares acquired upon the exercise of the Options granted under the Plans is not registered pursuant to the registration statement filed with the Commission relating to the shares offered hereby. Sales pursuant to Rule 144 are subject to certain volume limitations. Any person who is an "affiliate" of the Corporation should seek legal counsel regarding the resale of such shares.


                                 USE OF PROCEEDS

        The Corporation intends to use any net proceeds from the sales of such shares for general corporate purposes.


                                  LEGAL MATTERS

        Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Corporation by Robinson, Bradshaw & Hinson, P.A., 101 North Tryon Street, Suite 1900, Charlotte, North Carolina 28246.

                                     EXPERTS

         The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

                                TABLE OF CONTENTS
                                                                  PAGE

AVAILABLE INFORMATION................................................2

DOCUMENTS INCORPORATED
BY REFERENCE.........................................................2

THE CORPORATION......................................................4

DESCRIPTION OF THE PLAN AND THE OPTIONS..............................4

FEDERAL INCOME TAX CONSEQUENCES......................................5

RESALE RESTRICTIONS..................................................6

USE OF PROCEEDS......................................................6

LEGAL MATTERS........................................................6

EXPERTS..............................................................7





            [GRAPHIC LOGO OMITTED]
             INTEGON CORPORATION




                COMMON STOCK



                  ---------



             P R O S P E C T U S


                  ---------




                June ___, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following is an itemized statement of estimated expenses to be paid by Integon in connection with the issuance and sale of the Common Stock being registered:

Securities and Exchange Commission
  registration fee.......................................................$  205
Stock Exchange listing fees..............................................$   -
Blue Sky fees and expenses...............................................$   -
Accounting fees and expenses.............................................$5,000
Printing fees............................................................$1,000
Legal fees and expenses..................................................$2,500
Transfer Agent and Registrar fees........................................$  200
Miscellaneous............................................................$1,095

Total...................................................................$10,000

--------------------------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law (the "DGCL") grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys' fees) incurred by him in connection with any proceeding brought by or on behalf of the corporation and against judgments, fines, settlements and reasonable expenses (including attorneys' fees) incurred by him in connection with any other proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation.

        Section 10 of the Corporation's restated certificate of incorporation and Article 8 of the Corporation's bylaws provide that the Corporation shall to the extent not prohibited by law, indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of these provisions.



                                     -II-1-

        Section 102 of the DGCL permits the limitation of directors' personal liability to a corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relate to unlawful payments of dividends or unlawful stock repurchase or redemptions, and
(iv) any transaction from which the director derived an improper personal benefit.

        Section 9 of the Corporation's restated certificate of incorporation limits the personal liability of directors of the Corporation to the fullest extent permitted by paragraph (7) of subsection (b) of section 102 of the DGCL.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        The Company is also a party to certain contractual indemnification provisions entered in connection with the private placement in February 1997 of $100,000,000 aggregate principal amount of 10 3/4% Capital Securities, Series A (the "Series A Capital Securities") of Integon Capital I, an affiliate of the Corporation created for the sole purpose of issuing such securities, and the subsequent offer of substantially identical registered securities in exchange therefor. Pursuant to article 6 of the Exchange and Registration Rights Agreement, dated February 10, 1997 among the Corporation, Integon Capital I, and Goldman, Sachs & Co., as representative for itself and Deutsche Morgan Grenfell Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchasers (the "Initial Purchasers") of the Series A Capital Securities, the Corporation and Integon Capital I have agreed to indemnify the holders of certain securities, the underwriters participating in any offering or sale of such securities and any controlling person of such persons against any losses, claims, damages, liabilities or expenses that may arise out of an untrue statement or alleged untrue statement of or omission to state a material fact, contained in the registration statement or prospectus provided to such persons by the Corporation or Integon Capital I relating to certain registered securities issued in exchange for the Series A Capital Securities, except where such statement or omission arises from written information provided by such persons to the Corporation or Integon Capital I for use in such registration statement or prospectus. The Corporation and Integon Capital I may require an undertaking from the holders of the securities to be included in such registration statement and the underwriters participating in any offering or sale of such securities to indemnify the Corporation and Integon Capital I and their directors and controlling persons to the same extent as the foregoing indemnity from the Corporation and Integon Capital I, but only with reference to written information provided by such persons to the Corporation and Integon Capital I for use in such registration statement and prospectus. The Corporation maintains certain directors' and officers' liability and reimbursement insurance policies that are designed to reimburse the Corporation for any payments made by it pursuant to the foregoing indemnification. Such policies have aggregate coverage of $20 million.



ITEM 16.  EXHIBITS.

        The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.


                                     -II-2-


                                                                              FILED HEREWITH(*), PREVIOUSLY FILED (+),
                                                                                    NONAPPLICABLE (NA), OR
                                                                                  INCORPORATED BY REFERENCE FROM

Exhibit                                                                               Integon
Number                                                            Exhibit           Registration No.
                                                                                       or Report


4.1     Restated Certificate of Incorporation of
        the Corporation                                            4.1                 33-58022

4.2     Amended and Restated Bylaws of the
        Corporation, effective February 18, 1997                   3                  333-22839

4.3     Specimen Common Stock Certificate                          4.1                 33-42463

4.4     Indenture dated as of August 15, 1993
        between the Corporation and The
        First National Bank of Chicago, as Trustee,
        relating to the  Corporation's 8% Senior Notes due 1999,
        including form of such Notes                               4.23                33-54676

4.5     Indenture dated October 15, 1994 between
        the Corporation and the First National                                          1994 Third
        Bank of Chicago, as Trustee, relating to                                        Quarter Form
        the Corporation's 9 1/2% Senior Notes due 2001             4.2                  10-Q

4.6     Certificate of Designation of the Corporation's                                 1994 Third
        Preferred Stock                                            4.1                 Quarter Form
                                                                                       10-Q

4.7     Specimen Preferred Stock Certificate                       4.5                 33-91896

5.1     Opinion of Robinson, Bradshaw & Hinson, P.A.
        regarding legality of securities                           *                   NA

8.1     Opinion of Robinson, Bradshaw & Hinson, P.A.
        regarding tax matters (included in Exhibit 5.1)

23.1    Consent of Deloitte & Touche LLP                           *                   NA

23.2    Consent of Robinson, Bradshaw & Hinson, P.A.
        (included in Exhibit 5.1)

24.1 Power of Attorney (included in the signature pages to the Registration Statement)

99.1    Integon Corporation 1992 Stock Option Plan                *


                                     -II-3-

ITEM 17.  UNDERTAKINGS.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, but notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) or any deviation from the estimated maximum offering price may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


         2. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
                                     -II-5-

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, North Carolina, on the 12th day of June, 1997.


                               INTEGON CORPORATION


                               By:    /s/ JOHN B. MCKINNON
                                          John B. McKinnon
                                          President and Chief Executive Officer
                                          (Principal  Executive Officer)


                                POWER OF ATTORNEY

        Each undersigned director and officer of Integon Corporation hereby constitutes and appoints John C Head III and John B. Yorke, and each of them, with full power to act without the other and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign on his behalf any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and any related registration statement (and any amendments thereto) filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                             TITLE                                  DATE


/s/ JOHN C  HEAD III                                      Chairman of the Board                       June 12, 1997
---------------------------------------
     John C Head III


/s/ DONALD F. MCKEE                                        Senior Vice President of                   June 12, 1997
-----------------------------------                       Finance and Administration
     Donald F. McKee                                     (Principal Financial Officer)


/s/ BRIAN T. SHEEKEY                                              Controller
--------------------------------------                  (Principal Accounting Officer)                June 12, 1997
     Brian T. Sheekey







/s/ LESTER L. COLEMAN                                              Director                           June 12, 1997
----------------------------------
     Lester L. Coleman


/s/ JOHN B. MCKINNON                                     President, Chief Executive Officer and       June 12, 1997
-----------------------------------                      Director (Principal Executive Officer)
     John B. McKinnon


/s/ DEREK V. SMITH                                                 Director                           June 12, 1997
--------------------------------------
     Derek V. Smith


/s/ FREDERICK B. WHITTEMORE                                        Director                           June 12, 1997
---------------------------
     Frederick B. Whittemore


/s/ RONALD N. ZEBEK                                                Director                           June 12, 1997
------------------------------------
     Ronald N. Zebek


                                INDEX TO EXHIBITS
                                 FILED HEREWITH



EXHIBIT           DESCRIPTION
------------------------------------------------------------------------------



5.1               Opinion of Robinson, Bradshaw & Hinson, P.A.
                  regarding legality of securities

8.1               Opinion of Robinson, Bradshaw & Hinson, P.A.
                  regarding tax matters (included in Exhibit 5.1)

23.1              Consent of Deloitte & Touche LLP

23.2              Consent of Robinson, Bradshaw & Hinson, P.A.
                  (included in Exhibit 5.1)

24.1 Power of Attorney (included in the signature pages to the Registration Statement)

99.1              Integon Corporation 1992 Stock Option Plan